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                                                                      EXHIBIT 23

                        CONSENT OF INDEPENDENT AUDITORS


        We consent to the incorporation by reference in Registration Statements on Form S-3 (Registration Nos. 33-35242 and 33-74052) and Form S-8 (Registration Nos. 2-99035, 33-15640, 33-51914, 33-45785, 33-29992, 33-79954 and 33-79956 of
our reports dated November 30, 1994 on the consolidated financial statements and schedules included in the annual report on Form 10\KA-3 of Pharmaceutical Resources, Inc. as at and for the year ended October 1, 1994.


Richard A. Eisner & Company, LLP

New York, New York
October 26, 1995